Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL CORPORATION ANNOUNCES

PRICING OF EURO-DENOMINATED SENIOR NOTES OFFERING

Wallingford, Connecticut, June 11, 2025. Amphenol Corporation (NYSE: APH) (the “Company”) announced today the pricing of its offering of €600 million aggregate principal amount of senior notes due 2032 (the “Euro Notes”). The Euro Notes will have an interest rate of 3.125% per annum. The closing of the offering of Euro Notes (the “Euro Notes Offering”) is expected to occur on June 16, 2025, subject to the satisfaction of customary closing conditions.

On June 9, 2025, the Company announced the pricing of its offering of $750 million aggregate principal amount of 4.375% senior notes due 2028 (the “USD Notes”) by means of a separate prospectus supplement. The closing of the offering of the USD Notes (the “USD Notes Offering”) is expected to occur on June 12, 2025, subject to the satisfaction of customary closing conditions. Neither the completion of the Euro Notes Offering nor the offering of the USD Notes is contingent on the completion of the other. Therefore, it is possible that the Euro Notes Offering is completed and the USD Notes Offering is not completed.

The Company intends to use the net proceeds from the Euro Notes Offering and the USD Notes Offering to repay borrowings under the Company’s U.S. commercial paper program and for general corporate purposes.

BNP PARIBAS, Citigroup Global Markets Limited and Commerzbank Aktiengesellschaft are serving as the joint book-running managers for the Euro Notes Offering.

The Euro Notes are being offered pursuant to the Company’s effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of this offering will be filed with the SEC. Copies of the prospectus supplement and accompanying prospectus for the offering may be obtained from BNP PARIBAS toll-free at 1-800-854-5674, Citigroup Global Markets Limited toll-free at 1-800-831-9146 and Commerzbank Aktiengesellschaft toll-free at 1-800-233-9164.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Euro Notes, nor will there be any sale of the Euro Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, solicitation or sale of the Euro Notes will be made only by means of the prospectus supplement and the accompanying prospectus.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Commercial Aerospace, Communications Networks, Defense, Industrial, Information Technology and Data Communications and Mobile Devices. For more information, visit www.amphenol.com.

Forward-Looking Statements

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other related laws. While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. Details regarding various significant risks and uncertainties that may affect our operating and financial performance can be found in the Company’s latest Annual Report on Form 10-K and the Company’s subsequent filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

Prohibition of Sales to EEA Retail Investors

The Euro Notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Euro Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Euro Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this announcement, the prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Euro Notes is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom (“UK”). The communication of such documents and/or materials is only being made to (i) persons outside the UK; (ii) and those persons in the UK (A) who have professional experience in matters relating to investments who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)); or (B) who are high net worth companies, and other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (all such persons together being referred to as “relevant persons”). In the UK, this announcement, the prospectus supplement, the accompanying prospectus and the Euro Notes offered hereby are only available to, and any investment or investment activity to which this announcement, the prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the Euro Notes relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this announcement, the prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the Euro Notes or any of their contents.

Prohibition of Sales to UK Retail Investors

The Euro Notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Euro Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Euro Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

UK MIFIR product governance / Professional Investors and ECPs Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Euro Notes has led to the conclusion that: (i) the target market for the Euro Notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Euro Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Euro Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Euro Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com